Exhibit 4.24
     SUPPLEMENTAL INDENTURE, dated as of January 12, 2011, among SIRIUS XM RADIO INC., a Delaware corporation (the “Company”), XM EQUIPMENT LEASING LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Company (“Equipment Leasing”), XM 1500 ECKINGTON LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Company (“Eckington”), XM INVESTMENT LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Company (“Investment”), XM RADIO INC., a Delaware corporation and indirect wholly-owned subsidiary of the Company (“XM Radio”), XM EMALL INC., a Delaware corporation and indirect wholly-owned subsidiary of the Company (“EMall”), XM CAPITAL RESOURCES INC., a Delaware corporation and indirect wholly-owned subsidiary of the Company (“Capital Resources”), XM INNOVATIONS INC., a Delaware corporation and indirect wholly-owned subsidiary of the Company (“Innovations”), EFFANEL MUSIC, INC., a New York corporation and indirect wholly-owned subsidiary of the Company (with Equipment Leasing, Eckington, Investment, XM Radio, EMall, Capital Resources and Innovations, each an “Additional Guarantor”), the other Guarantors and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”). Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture (defined below).
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of March 17, 2010, in connection with the issuance of 8.75% Senior Notes due 2015 (the “Notes”);
     WHEREAS, Section 10.06 of the Indenture provides that certain Persons shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Person shall become a Guarantor and unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”);
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guarantor, each Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
     1. AGREEMENT TO GUARANTEE. Each Additional Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
     2. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of each Guarantor or Additional Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor or any Additional Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     3. GOVERNING LAW. This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

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     4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
     5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and will not affect the construction hereof.
     6. THE TRUSTEE. The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guarantor, each Additional Guarantor and the Company.
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date first above written.

XM EQUIPMENT LEASING LLC
By	/s/ David J. Frear
David J. Frear
Treasurer

XM 1500 ECKINGTON LLC
By	/s/ David J. Frear
David J. Frear
Treasurer

XM INVESTMENT LLC
By	/s/ David J. Frear
David J. Frear
Treasurer

XM RADIO INC.
By	/s/ David J. Frear
David J. Frear
Treasurer

XM EMALL INC.
By	/s/ David J. Frear
David J. Frear
Treasurer

XM CAPITAL RESOURCES INC.
By	/s/ David J. Frear
David J. Frear
Treasurer

XM INNOVATIONS INC.
By	/s/ David J. Frear
David J. Frear
Treasurer

EFFANEL MUSIC, INC.
By	/s/ David J. Frear
David J. Frear
Treasurer

SIRIUS XM RADIO INC.
By	/s/ David J. Frear
David J. Frear
Executive Vice President and Chief Financial Officer

SIRIUS ASSET MANAGEMENT COMPANY LLC
By	/s/ David J. Frear
David J. Frear
Treasurer

SATELLITE CD RADIO, INC.
By	/s/ David J. Frear
David J. Frear
Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By	/s/ Thomas E. Tabor
Thomas E. Tabor
Vice President